EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Additional $500 Million Share Repurchase Authorization

SPRINGFIELD, Mo., Aug. 5, 2011 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq:ORLY), a leading retailer in the automotive aftermarket industry, today announced that its Board of Directors (the "Board") approved a resolution to increase the authorization amount under its share repurchase program by an additional $500 million, raising the aggregate authorization under the program to $1 billion. As previously announced, on January 11, 2011, the Board authorized the repurchase of up to $500 million of the Company's common stock over a three-year period.

"Consistent with our disciplined approach of utilizing our share repurchase program to enhance shareholder value and driven by our strong free cash flow, we have repurchased over seven million shares of our common stock for a total investment of over $400 million since the inception of our repurchase program in January of 2011," commented Tom McFall, O'Reilly's Executive Vice President of Finance and CFO. "The additional $500 million share repurchase authorization we announced today, maintains our flexibility to continue to execute our strategic initiatives."

The additional $500 million authorization is effective for a three-year period, beginning on August 5, 2011. Stock repurchases under the program may be made from time to time, as the Company deems appropriate, solely through open market purchases effected through a broker dealer at prevailing market prices, based on a variety of factors such as price, corporate requirements and overall market conditions. There can be no assurance as to the number of shares the Company will purchase, if any. The share repurchase program may be increased or otherwise modified, renewed, suspended or terminated by the Company at any time, without prior notice.

About O'Reilly

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 3,657 stores in 39 states as of June 30, 2011.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

Forward-looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "expect," "believe," "anticipate," "should," "plan," "intend," "estimate," "project," "will" or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development, CSK DOJ investigation resolution, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, the Company's increased debt levels, credit ratings on the Company's public debt, the Company's ability to hire and retain qualified employees, risks associated with the performance of acquired businesses such as CSK, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the "Risk Factors" section of the annual report on Form 10-K for the year ended December 31, 2010, for additional factors that could materially affect the Company's financial performance.

CONTACT: Investor & Media Contact
         Mark Merz
         (417) 829-5878